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                                                                 EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------

Contact:  Dirk Koerber (310) 888-2575


UNOVA ANNOUNCES RESULTS FOR
1997 FOURTH QUARTER AND FULL YEAR

     BEVERLY HILLS, Calif. - January 28, 1998 -- UNOVA, Inc. (NYSE:UNA) today announced results for the 1997 fourth quarter and the full year. The new industrial technologies company began trading publicly in November 1997 when its business activities were spun off from Western Atlas Inc. (NYSE:WAI).

     Revenues for 1997 grew to $1.43 billion, a 23 percent increase over the $1.16 billion reported for fiscal year 1996. Operating income, prior to a one-time contract charge, grew by 18 percent from $99.6 million in 1996 to $117.2 million in 1997. On an after-tax basis, the Company reported a net loss of $171.4 million for 1997, or $3.17 per share, compared with net earnings of $42.0 million, or $0.78 per share in 1996. The net loss in 1997 was the result of one-time acquisition related charges. These charges were primarily associated with the expense of acquired in-process research and development, comprising $203.3 million related to the acquisitions of Norand Corporation and United Barcode Industries, and $8.2 million resulting from the acquisition of radio frequency identification (RFID) technology. Exclusive of one-time charges, earnings per share would have increased to $0.83. Calculated under the requirements of newly effective Statement of Financial Accounting Standards No. 128, "Earnings Per Share", basic and diluted per share amounts are the same for all periods presented.

     Revenues for the fourth quarter of 1997 decreased to $332.1 million from the reported $350.2 million in the same quarter a year ago. Net earnings in the fourth quarter were negatively impacted by one-time charges to expense acquired in-process R&D and the costs of a long-term contract related to wireless RFID technology the Company


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purchased from IBM Corporation.  The $13.0 million after-tax charge resulted in a fourth quarter net loss of $5.6 million, or $0.10 per share. This compares to net earnings of $14.1 million, or $0.26 per share, in the 1996 fourth quarter.

     "This past year has been a repositioning period for us," said Alton J. Brann, Chairman and CEO of UNOVA. "We successfully completed our spin-off from Western Atlas, establishing UNOVA as an independent public corporation. We doubled the size of Intermec Technologies, our Automated Data Systems business, with two major acquisitions, making us the second largest competitor in this market. In addition, we completed 1997 with record profits in our Industrial Automation Systems segment.

     "While we are not yet at the end of the process of integrating the acquired businesses into Intermec," continued Brann, "we believe we now have the size, technology, products, internal structure and distribution network that should enable us to accelerate our growth and improve our operational performance as we move further into 1998.

     "Our Industrial Automation Systems operations again demonstrated their competitiveness by setting new performance records in 1997, although bookings slowed as several customers moved the startup of new projects into 1998.
This is expected to result in an interim decline in quarterly revenues and operating income which began in the second half of 1997 and is not anticipated to improve until later in 1998," added Brann.

INDUSTRIAL AUTOMATION SYSTEMS

     During the fourth quarter, UNOVA's Lamb Technicon division delivered its first "modular" engine part manufacturing system to a new Chrysler Corporation engine plant in Detroit. This modular concept enabled Lamb to install and certify the system in record time. The equipment will be used to produce a new 4.7-liter engine for Chrysler's 1999 Grand Cherokee.

     Implementation efficiencies by UNOVA's divisions on this and other contracts saved Chrysler almost $10 million of capital investments in 1997, as documented through the car maker's prestigious S.C.O.R.E. (Supplier Cost Reduction Effort) process. The achievement earned the UNOVA divisions a citation of merit from Chrysler.


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     Further refinements to the modular design process will allow Lamb to significantly reduce design, engineering and installation times for new systems, thus lowering working capital requirements while improving project throughput and effective capacity at the Company's existing facilities.

     The European Lamb divisions won a contract to build a diesel engine production line at a major automaker's new facility in Poland. The line will incorporate Lamb Honsberg's new dual-spindle Mach I-TM- CNC machining technology for greater manufacturing flexibility and productivity.

     The Company's precision grinding operations introduced new products that open the semiconductor wafer manufacturing industry as a market for UNOVA. Several Japanese silicon wafer producers purchased UNOVA equipment for evaluation in processing next-generation 300-millimeter wafers. Based on successful beta tests with these systems, the Company plans to accelerate the commercialization of this new product line and introduce several additional systems in 1998.

     UNOVA completed the acquisition of Goldcrown Machinery, Inc., in the fourth quarter and integrated it into its Industrial Automation Systems segment. The acquired activities broaden the Company's grinding systems line and provide access to non-automotive markets.

AUTOMATED DATA SYSTEMS

     Intermec Technologies established its new divisional structure for the combined activities of Intermec, Norand and UBI in the fourth quarter of 1997. Three product divisions and four sales organizations were created to allow for more targeted product development and better market support, while the integrated manufacturing organization will benefit from the cost savings of volume procurement and production.

     Just prior to year end, UNOVA acquired from IBM an innovative RFID technology that will allow its Intermec division to develop an entirely new product line which could significantly expand the use of automated data collection equipment and systems. The product line would comprise tags or labels that offer memory for data storage and wireless data transmission capability, as well as the related equipment to


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read, write and transmit that data.  This wireless technology has important competitive advantages. Information stored on a tag or label can be updated or changed at any time; and the data transmission does not require a direct line of sight between the tag and the read/write equipment.

     Earlier in the quarter, UNOVA announced that it had provided $10 million in capital to Amtech Corporation to support a planned R&D alliance between Intermec and Amtech for the development of RFID technology. In exchange, UNOVA received 2.2 million shares, representing 13 percent of Amtech's common stock.

     UNOVA, a $1.43 billion industrial technologies company, is a leading participant in the automated data collection and manufacturing technology markets. The Company is headquartered in Beverly Hills, California, and serves the global market from its engineering and manufacturing operations in North America and Europe.

                                      #  #  #

THE COMPANY CAUTIONS READERS THAT, IN ADDITION TO THE HISTORICAL INFORMATION COVERED IN THIS RELEASE, INCLUDED ARE CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION THAT ARE BASED ON MANAGEMENT'S BELIEFS AS WELL AS ON ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS WHICH COULD CAUSE THE COMPANY'S FUTURE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS MADE BY, OR ON BEHALF OF, THE COMPANY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FLUCTUATIONS IN THE STRENGTH OF THE AUTOMOTIVE MARKET; TECHNOLOGICAL DEVELOPMENTS, PARTICULARLY IN THE ADC/MOBILE COMPUTING SYSTEM INDUSTRY; COMPETITIVE CONDITIONS; THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES; RELATIONS WITH THE COMPANY'S EMPLOYEES; THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS AND TO INTEGRATE ACQUIRED BUSINESSES IN AN EFFECTIVE MANNER; GENERAL ECONOMIC CONDITIONS; GOVERNMENTAL REGULATIONS; AND RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS. ANY FORWARD-LOOKING STATEMENTS SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS, MANY OF WHICH ARE BEYOND THE COMPANY'S ABILITY TO CONTROL OR PREDICT. READERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

WWW.UNOVA.COM                                                    UNA-121


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                                     UNOVA, INC.
                   SALES AND SERVICE REVENUES AND OPERATING PROFIT
                          BY BUSINESS SEGMENT (PRELIMINARY)
                THREE MONTHS AND YEAR ENDED DECEMBER 31, 1997 AND 1996
                                (THOUSANDS OF DOLLARS)


                                                   THREE MONTHS ENDED              YEAR ENDED
                                                      DECEMBER 31,                 DECEMBER 31,
                                               ------------------------    --------------------------
                                                   1997          1996           1997          1996
                                               ----------    ----------    -----------    -----------
SALES AND SERVICE REVENUES

   Industrial Automation Systems               $  156,707    $  249,821    $   789,771    $   797,426
   Automated Data Systems                         175,436       100,359        636,476        367,256
                                               ----------    ----------    -----------    -----------
     Total Sales and Service Revenues          $  332,143    $  350,180    $ 1,426,247    $ 1,164,682
                                               ----------    ----------    -----------    -----------
                                               ----------    ----------    -----------    -----------

SEGMENT OPERATING PROFIT

   Industrial Automation Systems               $   20,063    $   22,587    $    94,611    $    69,496
   Automated Data Systems *                        (7,245)        8,724          9,077         30,124
                                               ----------    ----------    -----------    -----------
     Subtotal                                      12,818        31,311        103,688         99,620

Acquired In-Process Research and Development       (8,200)                    (211,500)
Unallocated Expenses                               (8,344)       (5,788)       (23,898)       (22,473)
Interest, Net                                      (3,918)       (1,980)       (16,689)        (7,111)
                                               ----------    ----------    -----------    -----------

Earnings (Loss) before Taxes on Income             (7,644)       23,543       (148,399)        70,036
Taxes on Income                                     2,050        (9,417)       (22,968)       (28,014)
                                               ----------    ----------    -----------    -----------


Net Earnings (Loss)                            $   (5,594)   $   14,126    $  (171,367)   $    42,022
                                               ----------    ----------    -----------    -----------
                                               ----------    ----------    -----------    -----------

Basic and Diluted Earnings (Loss) per Share    $    (0.10)   $     0.26    $     (3.17)   $      0.78
                                               ----------    ----------    -----------    -----------
                                               ----------    ----------    -----------    -----------

Shares Used in Computing Basic and
   Diluted Earnings (Loss) per Share           54,395,396    53,891,534     54,056,243     53,891,534


     * Amounts for 1997 include a contract loss associated with the purchase of RFID technology.

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                                     UNOVA, INC.
                CONSOLIDATED AND COMBINED BALANCE SHEETS (PRELIMINARY)
                                (THOUSANDS OF DOLLARS)

                                                  DECEMBER 31,      DECEMBER 31,
                                                       1997             1996
                                                  ------------     -------------
ASSETS
Current Assets
     Cash and cash equivalents                    $     13,685     $    149,467
     Accounts receivable, net                          448,079          394,572
     Inventories less progress billings                150,537           94,452
     Deferred tax assets                               106,694           53,636
     Other current assets                               30,072            3,664
                                                  ------------     -------------

       Total Current Assets                            749,067          695,791

Property, Plant and Equipment, Net                     157,680          132,508

Goodwill and Other Intangibles, Net                    366,098          178,810

Other Assets                                            83,513           66,684
                                                  ------------     -------------

Total Assets                                      $  1,356,358     $  1,073,793
                                                  ------------     -------------
                                                  ------------     -------------

LIABILITIES AND SHAREHOLDERS' INVESTMENT

Current Liabilities
     Accounts payable                             $    311,759     $    242,168
     Payrolls and related expenses                      72,909           50,567
     Notes payable and current portion of
       long-term obligations                            86,645           27,461
     Due to Western Atlas Inc.                                          109,574
                                                  ------------     -------------

       Total Current Liabilities                       471,313          429,770
                                                  ------------     -------------

Long-term Obligations                                  216,938           14,507
                                                  ------------     -------------

Deferred Taxes and Other Long-term Liabilities          78,618           55,008
                                                  ------------     -------------

Shareholders' Investment
     Common stock                                          545
     Additional paid-in capital                        603,743
     Accumulated deficit                                (8,041)
     Cumulative currency translation adjustment         (6,758)
     Investment by Western Atlas Inc.                                   574,508
                                                  ------------     -------------

       Total Shareholders' Investment                  589,489          574,508
                                                  ------------     -------------

Total Liabilities and Shareholders' Investment    $  1,356,358     $  1,073,793
                                                  ------------     -------------
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

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
                                     UNOVA, INC.
                  CONSOLIDATED STATEMENT OF CASH FLOWS (PRELIMINARY)
                             Year Ended December 31, 1997
                                (thousands of dollars)

Cash and Cash Equivalents at Beginning of Year                        $  149,467
                                                                      ----------
Cash Flows from Operating Activities:
     Net loss                                                           (171,367)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
          Charges for acquired in-process research and development       211,500
          Depreciation and amortization                                   40,672
          Changes in working capital and other operating activities      (39,849)
                                                                      ----------
       Net Cash Provided by Operating Activities                          40,956
                                                                      ----------
Cash Flows from Investing Activities:
     Acquisition of businesses, net of cash acquired                    (400,754)
     Capital expenditures                                                (30,310)
     Other investing activities                                           (9,583)
                                                                      ----------
       Net Cash Used in Investing Activities                            (440,647)
                                                                      ----------
Cash Flows from Financing Activities:
     Proceeds from borrowings                                            243,938
     Net transactions with Western Atlas Inc.                            190,338
     Due to Western Atlas Inc.                                          (109,574)
     Repayment of long-term obligations                                  (62,847)
     Other financing activities                                            2,054
                                                                      ----------
       Net Cash Provided by Financing Activities                         263,909
                                                                      ----------
Resulting in Decrease in Cash and Cash Equivalents                      (135,782)
                                                                      ----------
Cash and Cash Equivalents at End of Year                               $  13,685
                                                                      ----------
                                                                      ----------

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